SECOND AMENDMENT TO CREDIT AGREEMENT
SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 31, 2011, among DENTSPLY International Inc. (the “Company”), the banks, financial institutions and other institutional lenders parties to the Existing Credit Agreement (as hereinafter defined) (collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Lenders (in such capacity, the “Agent”).
W I T N E S S E T H:
WHEREAS, the Company, the Lenders and the Agent are parties to a Two Year Credit Agreement, dated as of February 24, 2010 (as heretofore amended, supplemented or otherwise modified, the “Existing Credit Agreement”; as further amended by this amendment, the “Amended Credit Agreement”); and
WHEREAS, the Company and the Lenders have agreed to extend the term of the Existing Credit Agreement, to change the pricing and to make certain other changes to the Existing Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.
2.    Amendments to Credit Agreement. Effective as of the Effective Date (as defined below) the Existing Credit Agreement is hereby amended in its entirety to read as set forth in Annex A hereto. The Schedules and Exhibits attached to the Existing Credit Agreement shall remain as Schedules and Exhibits to the Amended Credit Agreement.
3.    Representations and Warranties. The Company hereby represents and warrants to the Lenders and the Agent that:
(a)    There exists no Default or Event of Default under the Amended Credit Agreement.
(b)    The representations and warranties made in the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except that any such representation and warranty that is given as of a particular date or period and relates solely to such date or period is true and correct in all material respects as of such date or period.
(c)    It has the power and authority and legal right to make, deliver and perform this Amendment and the Allonge (as defined below) (collectively, the “Second Amendment Documents”), and to consummate the transactions contemplated hereby and thereby and by the Amended Credit Agreement.
(d)    The execution and delivery of the Second Amendment Documents by the Company has been duly authorized by all requisite action on behalf of the Company, and the Second Amendment Documents constitute the Company’s legal, valid and binding obligation, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles from time to time in effect relating to or affecting the rights of creditors generally.
(e)    No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or other Person is required in connection with the execution, delivery or performance by the Company of the Second Amendment Documents (except for those which have been obtained on or prior to the Effective Date).
(f)    No approval of any Governmental Authority or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution and delivery of the Second Amendment Documents, the performance, validity or enforceability of the Second Amendment Documents and the Amended Credit Agreement, and the consummation of the transactions contemplated hereby and thereby.
4.    Conditions Precedent. This Amendment shall become effective on the date when each of the following is satisfied or waived by the Agent and the Lenders (the “Effective Date”):
(a)    Receipt by the Agent of this Amendment duly executed by the Company, the Agent and each Lender.
(b)    Receipt by the Agent of an Allonge to each Note in a form acceptable to the Agent (the “Allonge”).
(c)    Payment to the Agent of such fees as shall have been agreed to with the Agent, which fees shall be fully earned on and as of the Effective Date and are non-refundable.
(d)    Payment to the Agent of all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).
(e)    There shall have occurred no Material Adverse Change since December 31, 2010.
(f)    There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or threatened before any Governmental Authority that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or the consummation of the transactions contemplated hereby.
(g)    All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.
(h)    On the Effective Date, the following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:
(1)    The representations and warranties contained in Section 4.01 of the Amended Credit Agreement are true and correct in all material respects on and as of the Effective Date, and
(2)    No event has occurred and is continuing that constitutes a Default.
(i)    The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent:
(1)    Certified copies of the resolutions of the Board of Directors of the Company approving this Amendment and the Allonge, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment.
(2)    A certificate of the Secretary or an Assistant Secretary of the Company certifying (x) the names and true signatures of the officers of the Company authorized to sign this Amendment and the other documents to be delivered hereunder and (y) any changes to the organizational documents of the Company since the Closing Date.
(3)    A recent good standing certificate.
(4)    A favorable opinion of Deborah Rasin, General Counsel for the Company, covering such matters incident to the transactions contemplated by this Amendment as the Agent may reasonably require.
(j)    The Agent shall have received such other documents, resolutions and certificates as the Agent or its counsel may request all in form and substance reasonably satisfactory to the Agent and its counsel.
5.    Effect of this Amendment. Except as expressly set forth herein or in the Amended Credit Agreement, neither this Amendment, nor the Amended Credit Agreement, shall by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Existing Credit Agreement or the Notes, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or the Notes, all of which shall continue in full force and effect. None of (a) this Amendment, (b) the Amended Credit Agreement or (c) the Allonge shall constitute a novation, payment and reborrowing or complete or partial termination of the obligations under the Existing Credit Agreement and the Notes as in effect prior to the Effective Date.
6.    Affirmations. The Company hereby: (1) ratifies and affirms all the provisions of the Existing Credit Agreement and the Notes as supplemented and amended hereby, (1) agrees that the terms and conditions of the Existing Credit Agreement and the Notes shall continue in full force and effect as supplemented and amended hereby and (1) acknowledges and agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums currently owing under the Existing Credit Agreement and the Notes or the enforcement of any of the terms or conditions thereof and agrees to be bound thereby and perform thereunder.
7.    Limited Effect. Except as expressly modified hereby, the Existing Credit Agreement and the Notes shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms.
8.    Release. Recognizing and in consideration of the Lenders’ agreements set forth herein, the Company hereby waives and releases each Lender, the Agent and each of their respective Affiliates and the officers, directors, employees, agents, and advisors of such Persons and such Affiliates from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that the Company ever had or now has against any of them through and including the date hereof arising out of or relating to any acts or omissions with respect to this Amendment, the Amended Credit Agreement, the Notes or any other matters described or referred to herein or therein or related hereto or thereto.
9.    Integration. This Amendment constitutes the sole agreement of the parties with respect to the terms hereof and shall supersede all oral negotiations and the terms of prior writings with respect thereto.
10.    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.    Miscellaneous.
(a)    Expenses. The Company agrees to pay all of the Agent’s reasonable out-of-pocket fees and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, the Allonge, the Amended Credit Agreement and the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and expenses of counsel to the Agent.
(b)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
(c)    Consent to Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.13 and 9.17 of the Amended Credit Agreement (in the form attached hereto as Annex A) are incorporated herein and made applicable to, and shall govern, this Amendment mutatis mutandis to the same extent as they are applicable to the Amended Credit Agreement.
(d)    No Waiver. The execution, delivery and effectiveness of this Amendment, and effectiveness of the Amended Credit Agreement, shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Amended Credit Agreement.
(e)    Successor and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.
(f)    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.
(g)    Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(h)    Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
COMPANY:

DENTSPLY INTERNATIONAL INC.

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Agent

By:
Name:
Title:

Annex A

Amended Credit Agreement